UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2017, Wissahickon Creek LLC (“Wissahickon Creek”), a wholly owned special purpose financing subsidiary of FS Investment Corporation II (the “Company”), Wells Fargo Bank, National Association, as the collateral agent, account bank and collateral custodian and Wells Fargo Bank, National Association, as the administrative agent and the lender, entered into a first amendment (the “Amendment”) to the Loan and Servicing Agreement, dated as of February 19, 2014 (as amended from time to time, the “Credit Facility”).

The Amendment, among other things, (i) extends the revolving period under the Credit Facility from February 19, 2017 to February 19, 2020 and (ii) extends the maturity date of the Credit Facility from February 19, 2019 to February 18, 2022. In addition, the Company paid certain fees in connection with the Amendment.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Loan and Servicing Agreement, dated as of February 17, 2017, by and among Wissahickon Creek LLC, Wells Fargo Bank, National Association, as the collateral agent, account bank and collateral custodian and Wells Fargo Bank, National Association, as the administrative agent and the lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	February 22, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Loan and Servicing Agreement, dated as of February 17, 2017, by and among Wissahickon Creek LLC, Wells Fargo Bank, National Association, as the collateral agent, account bank and collateral custodian and Wells Fargo Bank, National Association, as the administrative agent and the lender.